UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-3846992
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11225 North Community House Road Charlotte, North Carolina 28277	(980) 365-7100
(Address of principal executive office and zip code)	(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.250% Junior Subordinated Debentures due 2058	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-227190

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Brighthouse Financial, Inc. (the “Company”) hereby incorporates by reference the description of its 6.250% Junior Subordinated Debentures due 2058 contained in the Company’s Prospectus, dated September 5, 2018, under the heading “Description of Junior Subordinated Debt Securities,” and in the Company’s Prospectus Supplement, dated September 5, 2018, under the heading “Description of the Debentures,” constituting part of the Registration Statement on Form S-3 (File No. 333-227190) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 5, 2018.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Junior Subordinated Indenture, dated as of September 12, 2018, between Brighthouse Financial, Inc. and U.S. Bank National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 12, 2018 (File No. 001-37905).

4.2	First Supplemental Indenture, dated as of September 12, 2018, between Brighthouse Financial, Inc. and U.S. Bank National Association, as Trustee, is incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on September 12, 2018 (File No. 001-37905).

4.3	Form of Junior Subordinated Debenture, is incorporated by reference to Exhibit A to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on September 12, 2018 (File No. 001-37905).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jin Chang
Name: Jin Chang
Title: Treasurer

Date: September 12, 2018